ENGAGEMENT AGREEMENT

December__, 1998

Mr. John E. Greenwell
Chairman and Chief Executive Officer
Premium Cigars International, Ltd.
15849 N. 77th Street
Scottsdale, Arizona 85260

         1. This letter will confirm the understanding between Premium Cigars International, Ltd. and/or its affiliates and successors (the "Company" or "PCIG") and RCG Capital Markets Group, Inc. and/or any affiliates and successors ("RCG"). The letter and the attachments hereto, as amended, shall be collectively referred to as the "Agreement". RCG will provide consulting and other services described by the attachment ("services") and will represent the Company during the engagement as exclusive Financial Relations Consultants of the kind described by that attachment, all on the terms and conditions set forth in this letter agreement. That attachment is incorporated in this letter agreement and forms a part hereof. Unless otherwise terminated as provided in paragraph nine of this letter agreement, the contract period will be for an Eighteen (18) month period commencing, immediately upon execution of this agreement. During this engagement period, PCIG or RCG may terminate the contract after Nine (9) months by providing written notice of Thirty (30) days.

         2. The Company agrees to furnish or cause to be furnished to RCG all information concerning the Company as RCG reasonably requests and deems appropriate for purposes of this engagement. The Company and RCG represent and warrant to each other that all information provided and representations made, with respect to the Company, to third parties will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In rendering RCG's services hereunder, PCIG understands that RCG will be using and relying on publicly available information and the information furnished to RCG by PCIG without independent verification thereof. RCG will treat as confidential any non-public information provided to it hereunder and will not disclose the same to third parties unless required by applicable law. In the event disclosure has been or will be made by RCG, RCG will use it's best efforts to cooperate as reasonably requested by the Company in minimizing any potential loss or injury to the Company as a consequence of any such necessary disclosure. In addition, RCG will use its best efforts to comply with all applicable state and Federal securities laws in the performance of this agreement.

         3. RCG will be generally available to you in connection with its rendering of services. Specifically, RCG (a) will outline, develop and implement a financial relations program to assist the Company in creating and/or enhancing a positive and more visible public image, (b) may contact existing shareholders, broker/dealers, potential investors, registered representatives, institutions, mutual fund managers, investment banking sources, securities analysts,

November 12, 1998
Page 2

independent portfolio managers, and other professional investment community contacts including certain financial media sources for the purpose of enhancing the Company's public image and perceived value, (c) will assist the Company in the creation, production and distribution of certain financial markets and investor/shareholder corporate image materials, including corporate profiles, due diligence manual and investor packages, as well as all financial press releases; (d) when appropriate, assist the Company in its endeavor to secure research analyst through a targeted securities professionals campaign.

         4. The Company will use its best efforts to afford RCG 48 hours to review any disclosure, prior to its release, which the Company plans to make to any of the sources described in paragraph (3) within the general terms of the proposal. In addition, RCG will be responsible for assisting the Company in writing and/or editing, producing, coordinating and disseminating all financial industry press releases. RCG agrees that it will not release or distribute any press release without the Company's prior consent.

         5. In consideration of RCG's services hereunder, the Company agrees to pay RCG, promptly when due, the compensation described by and in strict accordance with the attachment ("Compensation") to this engagement letter. Should RCG and the Company determine to extend the term of the engagement or change the scope of the engagement, then a mutually acceptable amendment or supplement to that attachment shall be promptly executed at the time by RCG and Company. Absent any such amendment, all terms and conditions of this agreement shall be binding to the parties.

         6. RCG shall be entitled to such additional fees as may be mutually agreed upon by separate agreement between the parties hereto, for additional consulting services rendered during the engagement term.

         7. The Company agrees to pay all of RCG's direct and indirect out-of-pocket expenses reasonably incurred, in connection with this engagement. An expense retainer shall be utilized for this purpose. Amounts and limitations shall be set forth in the attachment ("Compensation").

         8. The Company acknowledges that RCG will be acting on the Company's behalf, therefore, RCG requires indemnification, and assumes the Company requires and agrees to the same. A copy of the indemnification provisions ("Indemnification Provisions") is attached to this engagement letter and is incorporated herein and made a part hereof.

         9. Either party hereto may terminate this engagement as follows:

               (a) WITHOUT CAUSE. The Company may terminate this Agreement during the eighteen-month period "without cause", upon providing RCG 30 days written notice. In the event of such termination by the Company, "without cause", RCG shall be entitled to receive cash compensation to the extent it is unpaid for (i) the remaining term of this Agreement or (ii) four and one-half (4 1/2) months, whichever period is shorter, pro-rated from the notice date of termination, along with reimbursement of any non paid, out-of-pocket expenses up to the effective date of termination. Such payment is due and payable on the effective date of termination.

November 12, 1998
Page 3

               (b) WITH CAUSE. In addition, the Company may terminate this Agreement at any time upon written notice to RCG and the Company may immediately exercise its rights to repurchase the Shares as provided in the Financial Relations Compensation Attachment:

                    (i) If RCG fails to cure any material breach of any provision of this Agreement within thirty (30) days from written notice from the Company (unless such breach cannot be reasonably cured within the thirty (30) days and RCG is actively pursuing to cure said breach).

                    (ii)  For  RCG's  negligence,   willful  misconduct,  fraud,
               misappropriation, embezzlement, or other dishonesty;

                    (iii)  Upon  RCG's   failure  to   materially   comply  with
               applicable law or regulation relating to the Services it will perform; or

                    (iv) Upon the filing by or against RCG of a petition to have
               RCG adjudged as bankrupt or a petition for reorganization or arrange met under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 90 days.

               (c) RENEWAL. This Agreement shall renew if not specifically terminated. The Company agrees to notify RCG Thirty (30) days prior to the end of the Eighteen (18) month period of its intent to not renew. Should the Company fail to notify RCG, the contract will revert to a month to month agreement until specifically renewed in writing for the next consecutive contract period or terminated with the Thirty (30) day notice. Such renewal or month to month engagement shall be on the same terms and conditions contained herein, unless modified and agreed in writing by both parties.

               (d) RCG may terminate this Agreement at any time upon written notice to the Company.

                    (i) If the Company fails to cure any material  breach of any provision of this Agreement with thirty (30) days from written notice from the Company (unless such breach cannot be reasonably cured within the thirty (30) days and the Company is actively pursuing to cure said breach);

                    (ii) For the Company's negligence, willful misconduct, fraud or misrepresentation;

November 12, 1998
Page 4

               Such termination under 9(d)(i or ii) shall be deemed to be a termination by the Company "without cause" as provided in paragraph 9 (a) above.

                    (iii) Upon the Company's  failure to materially  comply with any applicable law or regulation relating to the Services being provided; or

                    (iv) Upon the filing by or against the Company of a petition to have the  Company  adjudged  as  bankrupt  or a  petition  for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 90 days.

Upon termination under Subsections 9 (b) above, the Company shall have no liability to RCG for Compensation accruing after such termination, and RCG shall have no further entitlement thereto. Upon such termination, RCG shall be entitled to receive and retain only accrued Compensation to the date of such termination, to the extent it is unpaid, together with expenses not yet reimbursed and the Company may immediately exercise its right to repurchase the Shares in accordance with the terms set forth in the Financial Relations Compensation Attachments

         10. RCG hereby fully discloses that certain associates, affiliates, officers and employees of RCG are:

               A) Licensed as Registered Securities Principals issued by the National Association of Securities Dealers ("NASD"); and/or

               B)   Licensed as Registered Representatives issued by the NASD.

         All NASD registrations are carried BTS (Brokers Transaction Services), which is a non-RCG affiliated NASD-registered broker/dealer.

         RCG FURTHER DISCLOSES AND THE COMPANY SPECIFICALLY ACKNOWLEDGES THAT RCG IS NOT A BROKER/DEALER REGISTERED WITH THE NASD OR ANY OTHER REGULATORY AGENCY, NOR IS IT, OR ANY OF ITS OFFICERS, AFFILIATES AND EMPLOYEES AN OWNER IN ANY BROKER/DEALER. FURTHERMORE, IN THE PERFORMANCE OF SERVICES UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT, SUCH SERVICES SHALL NOT BE CONSIDERED TO BE ACTING IN ANY BROKER/DEALER OR UNDERWRITING CAPACITY AND THEREFORE RCG IS NOT RECEIVING ANY COMPENSATION FROM THE COMPANY AS SUCH.

         11. The Company understands and acknowledges that RCG provides other and similar consulting services to companies which may or may not conduct business and activities similar to those of the Company. RCG is not required to devote its full time and attention to the performance of its duties detailed in this Agreement, and may devote only so much of its time and attention as it deems reasonable or necessary.

         12. The validity and interpretation of this Agreement shall be governed by the laws of the State of Arizona applicable to agreements made and to be fully performed therein.

November 12, 1998
Page 5

         13. In the event of any controversy or dispute arising out of, or relating to this Agreement or breach thereof, RCG and PCIG agree to settle such controversy by arbitration pursuant to Arizona Revised Statutes, 12-1501 et seq. and in accordance with the rules, of the American Arbitration Association governing commercial transactions then existing, to the extent that such Rules are not inconsistent with said Statutes and this Agreement. Judgment upon the award rendered under arbitration may be entered in any court having jurisdiction. The cost of the arbitration procedure shall be borne by the losing party, or, if the decision is not clearly in favor of one party or the other, the costs shall be borne as determined by the arbitrator. The parties agree that the arbitration procedure provided herein shall be the sole and exclusive remedy to resolve any controversy or dispute arising hereunder, and that the proper venue for such arbitration proceeding shall be Maricopa County, Arizona.

         14. For the convenience of the parties, any number of counterparts of this letter agreement may be executed by the parties hereto. Each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute one and the same letter agreement.

         If the foregoing correctly sets forth our agreement, please sign the enclosed copy of the letter in the space provided and return it to us, whereupon all parties will be bound to the terms of this engagement.

Very truly yours,                              Confirmed and agreed to:

RCG Capital Markets Group, Inc.                This ____ day of  ________, 1998.


By:                                           Premium Cigars International, Ltd.
    -----------------------------
Title:                                        By:
       --------------------------                 ------------------------------
                                              Title:
                                                    ----------------------------

November 12, 1998
Page 6

                           INDEMNIFICATION PROVISIONS

         The Company agrees to defend, indemnify and hold harmless RCG, its officers, directors, and employees (hereafter jointly referred to as RCG) against any and all losses, claims, demands, suits, actions, judgments, awards, damages, liabilities, costs, reasonable attorneys' fees (and all actions in respect thereof and any reasonable real or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise) including the costs of investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which RCG is a party, directly or indirectly caused by, relating to, or asserted by a third party, based upon or arising out of (a) the Company's breach of or the incorrectness of any representation, warranty, or covenant of Company contained in this Agreement; and/or (b) failure of Company to perform any term condition, or obligation required by this Agreement to be performed by Company; or (c) any Services rendered by the Company as defined in or contemplated by the Agreement to which these Provisions are attached, as it may be amended from time to time; or (d) any act or omission by the Company in connection with its performance of its obligations under the Agreement. Notwithstanding the foregoing, the Company shall not have any liability to RCG for, or in connection with, the engagement of RCG or with any of the foregoing, for any such liability for losses, claims, demand, suits, actions, judgments, awards, damages, liabilities, costs or expenses that is found in a final judgment by a court of competent jurisdiction or mutually acceptable arbitrator to have resulted from RCG's gross negligence, willful misconduct, RCG's material breach or the incorrectness of any representation, warranty or covenant of RCG contained in this Agreement.

         RCG agrees to defend, indemnify and hold harmless the Company, its officers, directors, and employees (hereafter jointly referred to as the Company) against any and all losses, claims, demands, suits, actions, judgments, awards, damages, liabilities, costs, reasonable attorneys' fees (and all actions in respect thereof and any reasonable real or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise) including the costs of investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which the Company is a party, directly or indirectly caused by, relating to, or asserted by a third party, based upon or arising out of (a) RCG's breach of or the incorrectness of any representation, warranty, or covenant RCG contained in this Agreement; and/or or
(b) failure of RCG to perform any term condition, or obligation required by this Agreement to be performed by RCG; or (c) any Services rendered by RCG as defined in or contemplated by the Agreement to which these Provisions are attached, as it may be amended from time to time; or (d) any act or omission by RCG in connection with its performance of its obligations under the Agreement. Notwithstanding the foregoing, RCG shall not have any liability to the Company for, or in connection with, the engagement of RCG or with any of the foregoing, for any such liability for losses, claims, demands, suits, actions, judgments, awards, damages, liabilities, costs or expenses that is found by a court of competent jurisdiction or mutually acceptable arbitrator to have resulted from the Company's gross negligence, willful misconduct, the Company's material breach or the incorrectness of any representation, warranty or covenant of the Company contained in this Agreement.

November 12, 1998
Page 7

         As a condition to the foregoing indemnity, in the event of the assertion of any claim or demand, or the institution of any suit or action with respect to which either party is required by this paragraph to Indemnify the other party (the indemnifying party hereinafter referred to as the "Indemnitor", and the party entitled to indemnification hereinafter referred to as the "Indemnitee") the Indemnitee will give notice thereof to the Indemnitor and will afford the Indemnitor the opportunity to defend , settle, or compromise the same. Unless the Indemnitor agrees to duly, promptly and diligently discharge or defend against such claim, demand, suit or action in such manner as will, in the Indemnitee's reasonable judgment, protect the Indemnitee from any liability, loss, cost or damage as a result thereof, the Indemnitee may, at the Indemnitee's option, for the Indemnitor's account and risk, assume the defense of the same, may implead, interplead or claim over against the Indemnitor and may thereafter hold the Indemnitor responsible for all sums paid and all costs, expenses and reasonable attorney's fees incurred by the Indemnitee in so doing. The Indemnitee may, at the Indemnitee's option, participate in any legal proceedings being conducted by the Indemnitor hereunder with counsel of the Indemnitee's choosing, but such participation shall be at the Indemnitee's sole expense, so long as the Indemnitor is diligently conducting the same in the Indemnitee's reasonable judgment, and the Indemnitee's counsel shall to the fullest extent consistent with its professional responsibilities cooperate with the Indemnitor and any counsel designated by the Indemnitor.

         In the event that a court of competent jurisdiction, or an arbitrator mutually acceptable to the parties, determines that the Indemnification provided for hereunder is unavailable hereunder, but that both Company and RCG are liable to a third party asserting a claim against Company and RCG, then as between Company and RCG, they each agree to contribute such amounts as may be necessary to satisfy such liability, in amounts proportionate to their respective comparative negligence/responsibility as determined by a court of competent jurisdiction or a mutually acceptable arbitrator. If either Company or RCG pays such third party more than its proportionate share as determined above, then it shall be entitled to seek contribution from the other party to the extent of such excess.

         No person or affiliated entity found liable for a fraudulent misrepresentation shall be entitled to contribution from any person or affiliated entity that is not also found liable for such fraudulent misrepresentation.

         These Indemnification Provisions shall be in addition to any liability, which either party may otherwise have to the other party or their respective controlling persons within the meaning of the federal securities laws. The foregoing Indemnification Provisions are in addition to any rights or remedies available under applicable law and are not to the exclusion of any such rights or remedies.

November 12, 1998
Page 8

                               FINANCIAL RELATIONS

                             COMPENSATION ATTACHMENT

         In accordance with the contract terms for Premium Cigars International, Ltd. ("PCIG"), the following is the compensation required by RCG Capital Markets Group, Inc. and/or its affiliates ("RCG") to perform the Financial Relations services outlined herein. The contract period for Financial Relations services will be for an eighteen (18) month period from the date of execution of the Agreement. During this engagement period, PCIG or RCG may terminate the contract after nine (9) months by providing written notice of thirty (30) days.

         During the term of the Agreement, RCG shall receive $5,500 per month in compensation. In addition, RCG requires reimbursement for all direct and certain pre-approved indirect miscellaneous expenses and out of pocket costs, such as, but not limited to photocopying, messenger service, long-distance telephone calls, printing charges or similar expenses. It is the policy of RCG that an expense debit account of $5,000 be utilized for these direct allocable costs. RCG will provide PCIG with a detailed breakdown of all reimbursable expenses debited against the remaining monthly balance by the twentieth (20th) day of the following month of service. When the remaining unused portion of the expense debit account falls below $1,500, PCIG will be required to reinstate the account balance to $5,000.

         RCG will obtain prior approval from PCIG if any single miscellaneous expense item is in excess of $600. RCG acknowledges and understands that PCIG will have specific amounts budgeted for these expenditures and will use its best efforts to ensure those budget amounts are not exceeded.

                  As additional compensation for Financial Relation Services, PCIG will sell to RCG 100,000 shares of PCIG common stock (the "Shares") at a price of $.01 per Share, for a total price of $1,000. On or before January 1, 1999, RCG will pay the purchase price for the Shares to PCIG, which will then promptly issue the Shares in the name of RCG, however such Shares shall be held by PCIG. On or after one year from their issuance or earlier as provided for in the Agreement, and on or before January 28, 2000, PCIG may repurchase Shares from RCG, at the same price paid by RCG to PCIG for the Shares, upon the following conditions:

          1. PCIG may repurchase 25,000 Shares if PCIG's stock price fails to hold and maintain a closing bid equal to or greater than $1.00 per share for ten (10) consecutive trading days (the "Trading Period") prior to January 23, 1999; or the applicable date if extended

          2. PCIG may repurchase 25,000 additional Shares if: (i) PCIG's stock fails to satisfy the requirements set forth in paragraph 1 above, or (ii) after the Trading Period and for a period of six months thereafter, PCIG's stock fails to maintain sufficient levels such that the stock does not become subject to a delisting letter from NASDAQ.

November 12, 1998
Page 9

          3. PCIG may repurchase up to 30,000 additional Shares unless, prior to the repurchase date, PCIG has received reasonably acceptable proof for each new institutional investor who has purchased a total of $100,000 or more worth of PCIG's stock. PCIG's right to repurchase Shares shall expire as to 10,000 Shares at the time that proof of such purchase is provided as to each institutional investor, up to a total of three (3). For example, if only $200,000 worth of PCIG stock is purchased by new investors, then only 10,000 Shares may be repurchased by PCIG.

          4. PCIG may repurchase an additional 5,000 Shares unless PCIG receives a written publication confirming corporate research coverage of PCIG by a buy or sell side analyst, or endorsement by an appropriate investment newsletter from a pre-approved list of such publications.

          5. PCIG may repurchase an additional 15,000 shares unless the average weekly trading volume of PCIG stock for the six months ended December 31, 1999 exceeds the average weekly trading volume of PCIG stock for the six months ended June 30, 1999 by at least 20%.

         In order to repurchase Shares, PCIG shall give RCG at least five (5) days written notice of its intent to repurchase any Shares. Upon receipt of the repurchase price in full, RCG shall execute such documents as PCIG shall reasonably request to transfer Shares back to PCIG.

         RCG acknowledges that the Shares discussed herein shall be restricted securities subject to the provisions of S.E.C. Rule 144, 17 C.F.R. ss.230.144 and that all such Shares shall bear an appropriate restrictive legend to that effect. Certificates representing Shares shall be held by PCIG unless and until RCG formally requests that the restrictive legend be removed from such certificates. PCIG shall provide acceptable evidence to RCG that such Shares have been issued and are held in safe keeping for the benefit of RCG and without additional conditions other than what is provided for in this Agreement. At the time that RCG requests the removal of a restrictive legend from certificates representing any Shares, RCG shall pay to PCIG: (a) $.99 per Share as to the first 50,000 Shares covered under items 1 and 2 above; and (b) $1.49 per Share as to the second 50,000 Shares covered under items 3, 4 and 5 above. Upon payment of the required amount, PCIG shall promptly forward the certificate to its transfer agent, together with appropriate instructions for the removal of restrictive legends and delivery to RCG of certificates without restrictive legends for the requested number of Shares.